EXHIBIT 15.1

May 1, 2006

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-56577, 333-09867, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-108639, 333-109303, 333-111968, 333-114550, 333-122586, 333-127063, 333-128324, 333-128325 and 333-131507; and Form S-3 No. 333-81101) of Sun Microsystems, Inc. of our reports dated November 2, 2005, January 20, 2006 and April 21, 2006 relating to the unaudited condensed consolidated interim financial statements of SunMicrosystems, Inc. that are included in its Form 10-Q for the quarters ended September 25, 2005, December 25, 2005 and March 26, 2006.

                Very truly yours,

                /s/     ERNST & YOUNG LLP